EXHIBIT 10.6.2

FIRST AMENDMENT TO AGREEMENT

This First Amendment to Agreement (this “Amendment”) is entered into on the 9th day of June, 2000, by Samsung Electronics Co., Ltd. (“SEC”), Samsung Semiconductor, Inc. (“SSI”), and Staktek Corporation (“Staktek”), with respect to the Agreement (the “Agreement”), dated June 1, 2000, among SEC, SSI and Staktek. SEC, SSI and Staktek hereby agree as follows:

1. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

2. To induce SEC to (a) include in the Tender Offer Documents prepared by SEC pursuant to Section 1(a) of the Agreement information provided by Staktek relating to Staktek Shares owned by Offerees and options to purchase Staktek Shares owned by Offerees (the “Ownership Information”) and (b) permit such Offerees to select the particular Staktek Shares held by them to be purchased by SEC and the priority in which such purchases will be made by SEC, Staktek and Samsung agree that (x) the Ownership Information shall constitute “Staktek Information” for purposes of the Agreement and (y) Staktek shall be responsible for making any determination of the particular Staktek Shares to be purchased from any Offeree in accordance with the procedures outlined in the Tender Offer Documents and shall indemnify, defend and hold SEC, SSI and the other Indemnified Persons harmless from and against any and all Damages incurred by them arising out of or caused by any such determination, in accordance with and pursuant to Section 21 of the Agreement. Notwithstanding the foregoing, it is agreed and understood that SEC shall have the right to determine (such determination to be made in good faith in accordance with the Agreement) whether any tender of Staktek Shares for purchase by an Offeree is valid and satisfies the terms and conditions specified in the Tender Offer Documents and the number of Staktek Shares to be purchased from each Offeree validly tendering Staktek Shares for purchase.

3. Staktek acknowledges and agrees that (a) in lieu of causing the Tender Agent to mail the Tender Offer Documents to Offerees who are holders of vested options (the “Options”) to purchase Staktek Shares (the “Option Offerees”), Staktek will hand deliver to the Option Offerees the Tender Offer Documents as well as other information regarding the Options, the procedures for the exercise of the Options, financial statements of Staktek and information regarding the tax consequences of the Samsung Tender Offer to the Option Offerees (such information, together with all other information delivered by Staktek to the Option Offerees in connection with the Samsung Tender Offer, the “Option Information”), (b) the Option Information shall constitute “Staktek Information” for purposes of the Agreement, and (c) Staktek shall indemnify, defend and hold SEC, SSI and the other Indemnified Persons harmless from and against any and all Damages incurred by them arising out of or caused by Staktek’s delivery or failure to deliver the Tender Offer Documents to the Option Offerees, in accordance with and pursuant to Section 21 of the Agreement.

4. Staktek shall indemnify, defend and hold SEC, SSI and the other Indemnified Persons harmless from and against any and all Damages incurred by them arising out of any claim by any tendering Offeree (each, and “Offeree Claim”) regarding the payment or non-payment of the purchase price for Purchase Shares by wire transfer to such Offeree. SEC and SSI, for themselves and all Indemnified Persons, hereby assign to Staktek all rights to enforce those provisions of the Escrow and Tender Agent Agreement relating to the sending of wire transfers to the tendering Offeree who asserted the related Offeree Claim and any causes of action related to breach by or negligence or willful misconduct of Chase Bank of Texas, N.A. related thereto.

5. The parties agree that the description contained in the Tender Offer Documents of any terms of the Agreement or of any terms of other Transaction Agreements are intended to be only general descriptions of such terms. The parties further agree that the description in the Tender Offer Documents of any terms of the Agreement or of the terms of the other Transaction Agreements creates no duty, obligation, promise, representation or commitment by any party and that no such description in the Tender Offer Documents can or will be used to vary, contradict or interpret the terms of the Agreement or any other Transaction Agreements.

6. Except as expressly amended hereby, the Agreement shall remain in full force and effect. In the event of any conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Agreement shall control.

[Signatures on next page]

IN WITNESS WHEREOF, the undersigned set their hands as of the date first above written.

SAMSUNG ELECTRONICS CO., LTD.

By:	/S/ Chang Gyn Hwang
[Name] Chang Gyn Hwang
[Title] Executive V.P. & CEO

SAMSUNG SEMICONDUCTOR, INC.

By:	/s/ Han Joo Kim
[Name] Han Joo Kim
[Title] President

STAKTEK CORPORATION

By:	/s/ James W. Cady
[Name] James W. Cady
[Title] President